CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment to the Registration Statement on Form N-2 of our report dated June 24, 2026, relating to the financial statements of Muzinich Aviation Income Fund (mAIR), as of June 5, 2026, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.
Philadelphia, Pennsylvania
June 24, 2026